UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012

Astec Industries, Inc.
 (Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road
Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Astec Industries, Inc. (the “Company”) regrets to report that Dr. J. Don Brock, the Chairman of the Company’s Board of Directors and the Company’s Chief Executive Officer and President, has been diagnosed with mesothelioma and will begin treatment.

As a result, it is anticipated that Dr. Brock’s availability to devote time to the Company’s business will be reduced during the immediate future. W. Norman Smith, one of the Co-Founders of Astec Industries, Inc. and Corporate Group Vice President and the other members of the executive management team will continue with the day-to-day operation of the Company’s business during such period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2012	ASTEC INDUSTRIES, INC.
By:/s/ Stephen C. Anderson Stephen C. Anderson Vice President and Secretary